Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA 90071

(213) 615-6043

(Name, address and telephone number of agent for service)

Equinix, Inc.

(Exact name of obligor as specified in its charter)

Delaware	77-0487526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Velocity Way, Fifth Floor, Foster City, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

Senior Unsecured Notes

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.

*	Incorporated by reference to Registration Number 333-128217.
Copies of the Articles of Association of the trustee, as now in effect, a certificate of authority to commence business and a certificate of authority to exercise corporate trust powers are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Revlon Consumer Products Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 15, 2005 (Registration No. 333-128217), and are incorporated herein by reference.
**	Incorporated by reference to Registration Number 333-159463.
Copies of the existing bylaws of the Trustee, amended March 4, 2009, are on file with the Securities and Exchange Commission as Exhibits with corresponding exhibit numbers to the Form T-1 of Magma Design Automation Inc. filed pursuant to Section 305(b) (2) of the Trust Indenture Act of 1939, as amended, on August 24, 2009, and are incorporated herein by reference.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, State of California on the 22nd of February, 2010.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald
Paula Oswald Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 22, 2010

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Paula Oswald
Paula Oswald Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2009

($000’s)

Assets
Cash and Due from Depository Institutions	$6,198,904
Federal Reserve Stock	0
Securities	43,054,635
Federal Funds	3,431,853
Loans & Lease Financing Receivables	189,772,027
Fixed Assets	3,681,749
Intangible Assets	13,399,731
Other Assets	16,837,231

Total Assets	$276,376,130

Liabilities
Deposits	$194,253,182
Fed Funds	1,328,575
Treasury Demand Notes	8,820,111
Trading Liabilities	345,396
Other Borrowed Money	31,068,244
Acceptances	0
Subordinated Notes and Debentures	7,629,967
Other Liabilities	6,705,043

Total Liabilities	$250,150,518

Equity
Minority Interest in Subsidiaries	$0
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	11,935,945
Noncontrolling (minority) interests in consolidated subsidiaries	1,629,447

Total Equity Capital	$26,225,612

Total Liabilities and Equity Capital	$276,376,130

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